EXHIBIT 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statements on Form F-3 (No. 333-161199 and 333-153223) of Samson Oil & Gas Limited of our report dated December 17, 2009, with respect to the consolidated financial statements of Samson Oil & Gas Limited as of June 30, 2008 and for the year then ended, included in this Annual Report on Form 20-F for the year ended June 30, 2009.

/s/ Ernst & Young LLP
Denver, Colorado
December 17, 2009